Exhibit 99.1
INVESTORS BANCORP, INC. ANNOUNCES CLOSING OF
ACQUISITION OF GOLD COAST BANCORP, INC.

Short Hills, N.J. - (PRNewswire) - April 3, 2020. Investors Bancorp, Inc. (NASDAQ: ISBC) (“Investors Bancorp”), the parent company of Investors Bank, announced today that it has completed the acquisition by merger of Gold Coast Bancorp, Inc. (formerly OTC: GLDT) (“Gold Coast Bancorp”), the parent company of Gold Coast Bank, upon the filing and effectiveness of a certificate of merger with the New York Secretary of State and the Delaware Secretary of State. Shortly after the effectiveness of the merger of the holding companies, Gold Coast Bank merged with and into Investors Bank. As of December 31, 2019, Gold Coast Bank had approximately $559.8 million in assets, $467.4 million in total loans and $465.0 million in deposits.
At the effective time of the merger, each share of Gold Coast Bancorp common stock was converted into the right to receive, at the election of the shareholder, (i) $15.75 in cash, (ii) 1.422 shares of Investors Bancorp common stock or (iii) a combination of cash and Investors Bancorp common stock, subject to proration to ensure that in the aggregate, 50% of the transaction consideration will be paid in the form of Investors Bancorp common stock. As a result of the merger, the former Gold Coast Bancorp shareholders will receive an aggregate of 2,799,018 shares of Investors Bancorp common stock and an aggregate of approximately $31,002,450 in cash, which does not include cash in lieu of fractional shares.
As a result of the merger, Investors Bank will operate 154 branch offices, which are located throughout New Jersey, the suburbs of Philadelphia and the boroughs of New York City, as well as Nassau and Suffolk Counties on Long Island. Investors Bancorp’s Chairman and Chief Executive Officer, Kevin Cummings, commented, “We are pleased to have completed the merger and we welcome the shareholders, customers and employees of Gold Coast Bank to our Investors Bank family. We look forward to delivering our exceptional banking services to our newest customers.” The completion of the merger expanded the Investors Bank franchise by six branches in Nassau and Suffolk counties in suburban Long Island and one branch in Brooklyn, NY. “The completion of this merger strengthens and deepens our presence in the suburban Long Island market,” said Mr. Cummings.
John Tsunis, Chairman and Chief Executive Officer of Gold Coast Bancorp, remarked, “We appreciate the support of Investors Bancorp’s balance sheet as well as its strong team of banking professionals in these perilous times. The merger will reinforce the efforts begun by Gold Coast Bank over a decade ago. Our customers will continue to be in safe hands with the many tools available with Investors Bancorp allowing for continued excellent service to all of our customers.”
About Investors Bancorp
Investors Bancorp is the holding company for Investors Bank. Investors Bancorp common stock is listed on the NASDAQ Global Select Market under the symbol “ISBC.” Investors Bank, founded in 1926, operates from its corporate headquarters in Short Hills, New Jersey and 154 branches located throughout New Jersey and New York. For more information, visit http://www.myinvestorsbank.com.
Forward-Looking Statements
Information set forth in this press release, including statements as to the effects of the merger, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission (the “SEC”). Such forward-looking include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. Any statements that are not statements of historical fact, including statements containing such words as “will”, “could”, “plans”, “intends”, “expect”, “believe”, “view”, “opportunity,” “allow”, “continues”, “reflects”, “typically,” “anticipate”, “estimated” or similar expressions should also be considered forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue influence on these forward-looking statements, which are based upon the current beliefs and expectations of the management of Investors Bancorp. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. There are important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the factors described in the Investors Bancorp 2019 Annual Report on Form 10-K, which was filed with the SEC on February 28, 2020. Although management has taken certain steps to mitigate any negative effect of the aforementioned items, significant unfavorable changes could severely impact the assumptions used and could have an adverse effect on our results of operations. Investors Bancorp does not assume any obligation for updating any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Investor Relations Contact
Investors Bancorp, Inc.
Contact: Marianne Wade
(973) 924-5100
investorrelations@investorsbank.com